Exhibit (a)(1)(iii)

        PRICE LEGACY CORPORATION

NOTICE OF GUARANTEED DELIVERY

Pursuant to the
Offer to Exchange
Shares of
Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock
for Any and All Outstanding Shares of
its 8 3/4% Series A Cumulative Redeemable Preferred Stock

The Exchange Agent for the Exchange Offer is:

Mellon Investor Services LLC

By Mail: Reorganization Department PO Box South Hackensack, NJ 07606	By Hand: Reorganization Department 120 Broadway 13th Floor New York, NY 10271	By Overnight Delivery: Reorganization Department 85 Challenger Road Mail Stop—Reorg Ridgefield Park, NJ 07660
By Facsimile Transmission: (for Eligible Institutions Only) (201) 296-4293
Confirm Facsimile by Telephone ONLY: (201) 296-4860

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

        As set forth in the Offering Circular dated                        , 2004 (as it may be supplemented and amended from time to time, the "Offering Circular") of Price Legacy Corporation, a Maryland corporation ("Price Legacy"), under "The Exchange Offer—Procedures for Exchanging Series A Preferred Stock," and in the Instructions of the Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Letter of Transmittal and described in the Offering Circular) relating to the guaranteed delivery procedures, must be used to accept Price Legacy's offer (the "Exchange Offer") to exchange shares of its Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock (the "Series 1 Preferred Stock") for any and all of the outstanding shares of its 8 3/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), if, prior to the Expiration Date (as such term is defined in the Letter of Transmittal and described in the Offering Circular), (i) certificates representing such Series A Preferred Stock are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Series A Preferred Stock and other required documents to reach the Exchange Agent on or prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date.

        This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as such term is defined in the Letter of Transmittal and described in the Offering Circular) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

        The undersigned hereby tender(s) to Price Legacy, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal (receipt of which is hereby acknowledged), the Series A Preferred Stock specified below pursuant to the guaranteed delivery procedures set forth in the Offering Circular under the caption "The Exchange Offer—Procedures for Exchanging Series A Preferred Stock—Guaranteed Delivery." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to Price Legacy with respect to the Series A Preferred Stock tendered pursuant to the Exchange Offer.

        The undersigned understands that Price Legacy will accept for exchange Series A Preferred Stock validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Series A Preferred Stock may be withdrawn at any time prior to the Expiration Date but the Exchange Offer consideration (as described in the Offering Circular) shall not be payable in respect of the Series A Preferred Stock so withdrawn. For a valid withdrawal of a tender of Series A Preferred Stock to be effective, it must be made in accordance with the procedures set forth in the Offering Circular under the caption "The Exchange Offer—Withdrawal of Tendered Series A Preferred Stock."

        The undersigned understands that payment for Series A Preferred Stock exchanged by the issuance of certificates representing Price Legacy Common Stock and/or Series 1 Preferred Stock will be made only after timely receipt by the Exchange Agent of (i) such Series A Preferred Stock, or a Book-Entry Confirmation of the transfer of such Series A Preferred Stock into the Exchange Agent's account at DTC (as defined in the Letter of Transmittal and described in the Offering Circular) and (ii) a Letter of Transmittal (or a facsimile thereof), including by means of a properly transmitted Agent's Message, with respect to such Series A Preferred Stock properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by Price Legacy by reason of any delay in making payment to the undersigned and that the Exchange Offer consideration for Series A Preferred Stock tendered pursuant to the guaranteed delivery procedures will be the same as that for Series A Preferred Stock delivered to the Exchange Agent on or prior to the Expiration Date, even if the Series A Preferred Stock to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Exchange Agent, and therefore payment by the Exchange Agent on account of such Series A Preferred Stock is not made, until after the Expiration Date.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Date:
Address:

Names of Registered Holder(s):
Area Code and Telephone No.:

Number of Shares of Series A Preferred Stock:	If Series A Preferred Stock will be delivered by book-entry transfer, check trust company below:

☐ The Depository Trust Company
Share Certificate Nos. (if available):
Exchange Agent Account No.:

Consideration Election (see Instruction 3 in Letter of Transmittal and check one box only):

☐
COMMON STOCK ELECTION: I hereby tender all of the shares of Series A Preferred Stock set forth above solely for Price Legacy Common Stock in the amount of 4.2 shares of Common Stock (or 1.05 shares of Common Stock after giving effect to Price Legacy's proposed 1-for-4 reverse stock split) for each share of Series A Preferred Stock.

☐
SERIES 1 PREFERRED STOCK ELECTION: I hereby tender all of the shares of Series A Preferred Stock set forth above solely for Price Legacy Series 1 Preferred Stock in the amount of one share of Series 1 Preferred Stock for each share of Series A Preferred Stock.

☐
COMBINATION ELECTION: I hereby tender all of the shares of Series A Preferred Stock set forth above in the following manner:

whole shares of Series A Preferred Stock for Price Legacy Common Stock in the amount per share indicated above.	whole shares of Series A Preferred Stock for Price Legacy Series 1 Preferred Stock in the amount per share indicated above.

IF YOU VALIDLY TENDER SHARES OF SERIES A PREFERRED STOCK BUT FAIL TO ELECT PROPERLY THE FORM OF CONSIDERATION YOU WANT TO RECEIVE IN THE EXCHANGE OFFER, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE COMMON STOCK IN EXCHANGE FOR ALL OF YOUR TENDERED SHARES.

        This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Series A Preferred Stock or on a security position listing as the owner of Series A Preferred Stock, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

        DO NOT SEND SERIES A PREFERRED STOCK WITH THIS FORM. SERIES A PREFERRED STOCK SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(Not to Be Used for Signature Guarantee)

        The undersigned, a firm which is a recognized participant in the Securities Transfer Agents Medallion Program, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees that the Series A Preferred Stock tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Offering Circular under the caption "The Exchange Offer—Procedures for Tendering Series A Preferred Stock—Guaranteed Delivery"), and that the Exchange Agent will receive (i) such Series A Preferred Stock, or a Book-Entry Confirmation of the transfer of such Series A Preferred Stock into the Exchange Agent's account at DTC and (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message, within three business days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Series A Preferred Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)
Area Code and Telephone Number:

Dated: , 2004